AGREEMENT AND PLAN OF REORGANIZATION

      AGREEMENT AND PLAN OF REORGANIZATION dated as of September 30, 2004 (the "Agreement"), between THE VICTORY PORTFOLIOS, a Delaware statutory trust (the "Trust"), on behalf of the Growth Fund (the "Acquired Fund"), and the Trust, on behalf of the Diversified Stock Fund (the "Acquiring Fund"). All agreements, representations, actions, obligations and covenants described herein made or to be taken or undertaken by the Acquired Fund and the Acquiring Fund are made and shall be taken or undertaken by the Trust on behalf of the Acquired Fund and the Acquiring Fund.

      This Agreement is intended to be and is adopted as a plan or reorganization within the meaning of Treasury Regulation Section 1.368-2(g). The reorganization will consist of the transfer of all of the assets of the Acquired Fund to the Acquiring Fund in exchange solely for Class A, Class C and Class R shares, par value $.001 per share, of the Acquiring Fund (the "Acquiring Fund Shares"), and the assumption by the Acquiring Fund of stated liabilities of the Acquired Fund and the distribution, after the Closing Date hereinafter referred to, of the Acquiring Fund Shares to the holders of Class A, Class C and Class R shares, as applicable, of the Acquired Fund in complete liquidation of the Acquired Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement (the "Reorganization"). The parties hereto intend that the Reorganization will qualify as a "reorganization" as defined in Section 368(a)(1) of the United States Internal Revenue Code of 1986, as amended (the "Code").

      WHEREAS, the Acquired Fund is a series of the Trust, a registered, open-end management investment company, and the Acquiring Fund is a series of the Trust and all of the assets of the Acquired Fund are assets of the character in which the Acquiring Fund is permitted to invest;

      WHEREAS, the Trust's Board has determined that the Reorganization is in the best interests of the Acquired Fund and the Acquired Fund's shareholders and that the interests of the Acquired Fund's existing shareholders will not be diluted as a result of this transaction; and

      WHEREAS, the Trust's Board has determined that the Reorganization is in the best interests of the Acquiring Fund and its shareholders and that the interests of the Acquiring Fund's existing shareholders will not be diluted as a result of this transaction:

      NOW THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties agree as follows:

      1.    The Reorganization.

      1.1 Subject to the requisite approval of the Acquired Fund's shareholders and the other terms and conditions contained herein, the Acquired Fund agrees to assign, transfer and convey to the Acquiring Fund all of the assets of the Acquired Fund, as set forth in paragraph 1.2, and the Acquiring Fund agrees in exchange therefor: (a) to deliver to the Acquired Fund the number of Acquiring Fund Shares, including fractional Acquiring Fund Shares, determined as set forth in paragraph 2.3; and (b) to assume the liabilities of the Acquired Fund, as set forth in paragraph 1.3. Such transactions shall take place at the closing (the "Closing") as of the close of business on the closing date (the
"Closing   Date")   provided  for  in  paragraph  3.1.  In  lieu  of


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delivering  certificates for the Acquiring Fund Shares, the Acquiring Fund shall credit the Acquiring Fund Shares to the Acquired Fund's account on the books of the Acquiring Fund and shall deliver a confirmation thereof to the Acquired Fund.

      1.2 (a) The assets of the Acquired Fund to be transferred to the Acquiring Fund shall consist of all assets and property, including, without limitation, all portfolio securities, cash, cash equivalents, commodities and futures interests and dividends and interests receivable, that are owned by the Acquired Fund, and any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund, on the Closing Date (the "Assets").

            (b) The Acquired Fund has provided the Acquiring Fund with a list of all of the Acquired Fund's assets, including portfolio securities, as of the date of execution of this Agreement. The Acquired Fund reserves the right to sell any of these securities but will not, without the prior approval of the Acquiring Fund, acquire any additional securities other than securities of the type in which the Acquiring Fund is permitted to invest. The Acquiring Fund will, within a reasonable time before the Closing Date, furnish the Acquired Fund with a list of the securities, if any, on the Acquired Fund's list referred to in the first sentence of this paragraph that do not conform to the Acquiring Fund's investment objective, policies and restrictions. In addition, if it is determined that the portfolios of the Acquired Fund and the Acquiring Fund, when aggregated, would contain investments exceeding certain percentage limitations imposed upon the Acquiring Fund with respect to such investments, the Acquired Fund, if requested by the Acquiring Fund, will dispose of and/or reinvest a sufficient amount of such investments as may be necessary to avoid violating such limitations as of the Closing Date; provided, that the disposition of such securities by the Acquired Fund shall not be required to the extent that the disposition of such securities would, in the opinion of Victory Capital Management Inc. ("Victory") and Victory's tax counsel, impair the tax-free status of the Reorganization under Section 368 of the Code.

            (c) The Assets shall be delivered to KeyBank National Association, the Acquiring Fund's custodian ("KeyBank"), for the account of the Acquiring Fund, with all securities not in bearer or book-entry form duly endorsed, or accompanied by duly executed separate assignments or stock powers, in proper form for transfer, with signatures guaranteed, and with all necessary stock transfer stamps, sufficient to transfer good and marketable title thereto (including all accrued interest and dividends and rights pertaining thereto) to KeyBank for the account of the Acquiring Fund free and clear of all liens, encumbrances, rights, restrictions and claims. All cash so delivered shall be in the form of immediately available funds payable to the order of KeyBank for the account of the Acquiring Fund.

      1.3 The Acquired Fund will endeavor to discharge all of its liabilities and obligations prior to the Closing Date. The Acquiring Fund shall assume the liabilities of the Acquired Fund reflected on an unaudited statement of assets and liabilities of the Acquired Fund prepared as of the Valuation Date (as defined in paragraph 2.1) (the "Liabilities") in accordance with generally accepted accounting principles consistently applied from the prior audited period. The Acquiring Fund shall assume only those Liabilities of the Acquired Fund reflected in that unaudited statement of assets and liabilities and shall not assume any other liabilities, whether absolute or contingent.




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

      1.4 The Acquired Fund will pay or cause to be paid to the Acquiring Fund any dividends and interest received on or after the Closing Date with respect to Assets transferred to the Acquiring Fund hereunder. The Acquired Fund will transfer to the Acquiring Fund any distributions, rights or other assets received by the Acquired Fund after the Closing Date as distributions on or with respect to the securities transferred. Such assets shall be deemed included in the Assets and shall not be separately valued.

      1.5 As soon after the Closing Date as is conveniently practicable, the Acquired Fund will distribute pro rata to holders of record of the Acquired Fund's Class A, Class C and Class R shares, determined as of the close of business on the Closing Date ("Acquired Fund Shareholders"), Class A, Class C and Class R Acquiring Fund Shares, respectively, received by the Acquired Fund pursuant to paragraph 1.1, and will completely liquidate. Such distribution and liquidation will be accomplished, with respect to each class of the Acquired Fund's shares, by the transfer of the applicable Class of Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Acquired Fund Shareholders and representing the respective pro rata number of the applicable Class of Acquiring Fund Shares due such shareholders. All issued and outstanding shares of the Acquired Fund simultaneously will be cancelled on the books of the Acquired Fund.

      1.6 Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund's transfer agent. Acquiring Fund Shares will be issued in the manner described in the Acquiring Fund's then-current prospectus and statement of additional information (collectively, the "Acquiring Fund's Prospectus"); the Acquiring Fund, however, will not issue share certificates in the Reorganization.

      1.7 Any transfer taxes payable upon issuance of the Acquiring Fund Shares in a name other than the registered holder of the Acquired Fund shares on the books of the Acquired Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.

      1.8 Any reporting responsibility of the Acquired Fund, including, the responsibility for filing regulatory reports, tax returns, or other documents with the Securities and Exchange Commission (the "Commission"), any state securities commission, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Acquired Fund and the Trust.

      2.    Valuation.

      2.1 The value of the Assets shall be the value of such Assets computed as of the close of trading on the floor of the New York Stock Exchange (usually 4:00 p.m., Eastern time) on the Closing Date (such time and date being hereinafter called the "Valuation Date"), using the valuation procedures set forth in the Trust's Amended and Restated Agreement and Declaration of Trust, as amended (the "Trust's Charter"), and the Acquiring Fund's Prospectus, which are and shall be consistent with the policies currently in effect for the Trust and the Acquired Fund.

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

      2.2 The net asset value of a Class A, Class C and Class R Acquiring Fund Share shall be the net asset value per share computed with respect to such Class of shares as of the Valuation Date, using the valuation procedures set forth in the Trust's Charter and the Acquiring Fund's Prospectus, which are and shall be consistent with the policies currently in effect for the Trust and Acquired Fund.

      2.3 The number of Class A, Class C and Class R Acquiring Fund Shares to be issued (including fractional shares, if any) in exchange for the Acquired Fund's net assets shall be determined by dividing the value of the net assets attributable to Class A, Class C and Class R, respectively, of the Acquired Fund determined using the same valuation procedures referred to in paragraph 2.1 by the net asset value of one Class A, Class C and Class R Acquiring Fund Share, respectively, determined in accordance with paragraph 2.2.

      2.4 Any computations of value of assets shall be made with the regular practices of BISYS Fund Services Ohio, Inc. ("BISYS") as fund accountant for the Acquiring Fund, and shall be subject to verification by the Acquired Fund and the respective independent accountants of the prices used in such computations.

      3.    Closing and Closing Date.

      3.1 The Closing Date shall be January 14, 2005, or such other date upon which the parties, through their duly authorized officers, may mutually agree. All acts taking place at the Closing shall be deemed to take place simultaneously as of immediately after the close of business on the Closing Date, unless otherwise agreed to by the parties. The Closing shall be held at 9:00 a.m. at the offices of [Victory at 127 Public Square, Cleveland, Ohio], or such other time and/or place as to which the parties may mutually agree.

      3.2 The Acquired Fund shall direct KeyBank, as Custodian for the Acquired Fund, to deliver at the Closing a certificate of an authorized officer of KeyBank stating that: (i) the Assets have been delivered in proper form to the Acquiring Fund within two business days prior to or on the Closing Date and
(ii) all necessary taxes in connection with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made. The Acquired Fund's securities represented by a certificate or other written instrument shall be transferred and delivered by the Acquired Fund as of the Closing Date for the account of the Acquiring Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof. The Custodian shall deliver as of the Closing Date by book entry, in accordance with the customary practices of such depositories and the Custodian, the Acquired Fund's Acquired Fund securities and instruments deposited with a securities depository, as defined in Rule 17f-4 under the Investment Company Act of 1940, as amended (the "1940 Act"). The cash to be transferred by the Acquired Fund shall be delivered by KeyBank by wire transfer of federal funds on the Closing Date.

      3.3 If on the Valuation Date (a) the New York Stock Exchange or another primary trading market for portfolio securities of the Acquiring Fund or the Acquired Fund shall be closed to trading or trading thereon shall be restricted, or (b) trading or the reporting of trading on said Exchange or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquiring Fund or the Acquired Fund is impracticable, the Closing Date shall be

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

postponed until the first business day after the day when such trading shall have been fully resumed and such reporting shall have been restored.

      3.4 The Acquired Fund shall direct BISYS, as transfer agent for the Acquired Fund (the "Transfer Agent"), to deliver at the Closing a certificate of an authorized officer of the Transfer Agent stating that its records contain the names and addresses of the Acquired Fund Shareholders and the number, share class and percentage ownership of outstanding Acquired Fund shares owned by each such shareholder immediately prior to the Closing. The Acquiring Fund shall issue and deliver a confirmation evidencing the Acquiring Fund Shares to be credited on the Closing Date to the Secretary of the Trust, or provide evidence satisfactory to the Trust that such Acquiring Fund Shares have been credited to the Acquired Fund's account on the books of the Acquiring Fund. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, receipts or other documents as such other party or its counsel may reasonably request.

      4.    Representations and Warranties.

      4.1 The Trust, on behalf of the Acquired Fund, represents and warrants to the Acquiring Fund as follows:

            (a) The Acquired Fund is a duly established and designed series of the Trust, a [voluntary association with transferable shares of the type commonly referred to as a] Delaware statutory trust duly organized and validly existing under the laws of State of Delaware, with power to own all of its properties and assets, to carry on its business as it is now being conducted and to carry out its obligations under this Agreement.

            (b) The Trust is registered under the 1940 Act as an open-end management investment company, and the Acquired Fund's shares are registered under the Securities Act of 1933, as amended (the "1933 Act"), and such registrations have not been revoked or rescinded and are in full force and effect.

            (c) The current prospectus and statement of additional information of the Acquired Fund and each prospectus and statement of additional information of the Acquired Fund used during the three years previous to the date of this Agreement conform or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not and did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

            (d) The Acquired Fund is not, and the execution, delivery and performance of this Agreement will not result, in (i) a material violation of the Trust's Charter, its By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Trust is a party on behalf of the Acquired Fund or by which the Acquired Fund is bound; or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Trust is a party on behalf of the Acquired Fund or by which the Acquired Fund is bound.


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

            (e)   The  Acquired   Fund  has  no  material   contracts  or  other
commitments outstanding (other than this Agreement) that will be terminated with liability to the Acquired Fund on or prior to the Closing Date.

            (f) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated herein, except as may be required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the 1940 Act and by state securities laws.

            (g) No litigation or administrative proceeding or investigation of or before any court or governmental body is currently pending or to its knowledge threatened against the Acquired Fund or any of its properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. The Acquired Fund knows of no facts that might form the basis for the institution of such proceedings, and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transaction herein contemplated.

            (h) The Statements of Assets and Liabilities, Statements of Operations, Statements of Changes in Net Assets and Schedule of Portfolio Investments (indicating their market values) of the Acquired Fund for the fiscal year ended October 31, 2003 have been audited as of that date by
PricewaterhouseCoopers LLP, independent auditors, and are in accordance with generally accepted accounting principles, and such statements and schedule (copies of which have been furnished to the Acquiring Fund) present fairly, in all material respects, the financial condition of the Acquired Fund as of such date, and there are no known contingent liabilities of the Acquired Fund as of such date not disclosed therein.

            (i) On the Closing Date, the Trust will have good and marketable title to the Assets to be transferred and full right, power, and authority to sell, assign, transfer and deliver the Assets free of any liens or other encumbrances, and upon delivery and payment for the Assets, the Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the 1933 Act, other than as disclosed to and accepted by the Acquiring Fund.

            (j) Since October 31, 2003 there has not been any material adverse change in the Acquired Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as disclosed to and accepted by the Acquiring Fund.

            (k) At the Closing Date, all federal and other tax returns and reports of the Acquired Fund required by law then to be filed shall have been filed and are correct in all material respects, and all federal and other taxes shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and to the best of the Trust's knowledge no such return is currently under audit and no assessment has been asserted with respect to such returns.


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

            (l) The Acquired Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company and has elected to be treated as such, has been eligible to and has computed its federal income tax under Section 852 of the Code, for all taxable years or periods (to the extent applicable) ending on or prior to the Closing Date and will pay the dividend(s) described in paragraph 8.6.

            (m) All issued and outstanding shares of the Acquired Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Trust [(recognizing that under Delaware law, shareholders could under certain circumstances be held personally liable for its obligations) and have been offered and sold in every state and the District of Columbia in compliance with applicable registration requirements of the 1933 Act and state securities laws. All of the issued and outstanding shares of the Acquired Fund will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the Acquired Fund's Transfer Agent, as provided in paragraph 3.4. The Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Acquired Fund's shares, nor is there outstanding any security convertible into any of the Acquired Fund's shares.

            (n)   The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action on the part of the Trust's Board and, subject to the approval of the Acquired Fund's shareholders, and assuming the due authorization, execution and delivery of this Agreement by the Trust, on behalf of the Acquiring Fund, this Agreement constitutes the valid and legally binding obligation of the Trust, on behalf of the Acquired Fund, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and to general principles of equity and the discretion of the court (regardless of whether the enforceability is considered in a proceeding in equity or at law).

            (o) The information to be furnished by the Trust, on behalf of the Acquired Fund, for use in registration statements, proxy materials and other documents filed or to be filed with any federal, state or local regulatory authority (including the National Association of Securities Dealers, Inc.), which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations applicable thereto.

            (p) The proxy statement of the Acquired Fund (the "Proxy Statement") included in the Registration Statement referred to in paragraph 5.5, insofar as it relates to the Acquired Fund, will, on the effective date of the Registration Statement and on the Closing Date, (i) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading, provided, however, that the representations and warranties in this subparagraph
(p) shall apply only to statements in or omissions from the Proxy Statement and the Registration Statement made in reliance upon and in conformity with information that was furnished by or on behalf of the Trust or the Acquired Fund for use therein, and (ii) comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder, provided that any failure


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

to comply with these statutes, rules and regulations is a direct result of (x) the provision of misleading or inaccurate information by or on behalf of the Trust or the Acquired Fund to the Acquiring Fund in connection with the preparation of the Proxy Statement or (y) the failure to provide any necessary and accurate information by the Trust or the Acquired Fund to the Acquiring Fund in connection with or related to the preparation of the Proxy Statement.

            (q) The Acquired Fund shall timely file all federal and other tax returns and reports of the Acquired Fund required by law to be filed for the taxable year ending on the Closing Date, and all such returns and reports will be correct in all material respects, and all federal and other taxes shown on such returns and reports shall be paid so far as due.

      4.2 The Trust, on behalf of the Acquiring Fund, represents and warrants to the Acquired Fund as follows:

            (a) The Acquiring Fund is a duly established and designated series of the Trust, [a voluntary association with transferable shares of the type commonly referred to as] a Delaware statutory trust duly organized and validly existing under the laws of the State of Delaware, with power to own all of its properties and assets, to carry on its business as it now being conducted and to carry out its obligations under this Agreement.

            (b) The Trust is registered under the 1940 Act as an open-end management investment company, and the Acquiring Fund's shares are registered under the 1933 Act, and such registrations have not been revoked or rescinded and are in full force and effect.

            (c) The current prospectus and statement of additional information of the Acquiring Fund conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

            (d) The Acquiring Fund is not, and the execution, delivery and performance of this Agreement will not result, in (i) a material violation of the Trust's Charter or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Trust is a party on behalf of the Acquiring Fund or by which the Acquiring Fund is bound or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Trust is a party on behalf of the Acquiring Fund or by which the Acquiring Fund is bound.

            (e)   The  Acquiring  Fund  has  no  material   contracts  or  other
commitments outstanding (other than this Agreement) that will be terminated with liability to the Acquiring Fund on or prior to the Closing Date.

            (f) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated herein, except as may be required under the 1933 Act, the 1934 Act, and the 1940 Act and by state securities law.

            (g) No litigation or administrative proceeding or investigation of or before any court or governmental body is currently pending or to its knowledge threatened against the Acquiring Fund or any of its properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. The Acquiring Fund knows of no facts that might form the basis for the institution of such proceedings, and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated herein.

            (h) The Statements of Assets and Liabilities, Statements of Operations, Statements of Changes in Net Assets and Schedule of Portfolio
Investments (indicating their market values) of the Acquiring Fund for the fiscal year ended October 31, 2003 have been audited as of that date by PricewaterhouseCoopers, LLP, independent auditors, and are in accordance with generally accepted accounting principles, consistently applied, and such statements and schedule (copies of which have been furnished to the Acquired
Fund) present fairly, in all material respects, the financial condition of the Acquiring Fund as of such date.

            (i) Since October 31, 2003, there has not been any material adverse change in the Acquiring Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the Acquiring Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as disclosed to and accepted by the Acquired Fund.

            (j) At the Closing Date, all federal and other tax returns and reports of the Acquiring Fund required by law then to be filed shall have been filed and are correct in all material respects, and all federal and other taxes shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and to the best of the Trust's knowledge no such return is currently under audit and no assessment has been asserted with respect to such returns.

            (k) For each taxable year of its operation, the Acquiring Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company and has elected to be treated as such, and has been eligible to and has computed its federal income tax under Section 852 of the Code.

            (l) All issued and outstanding shares of the Acquiring Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Trust [(recognizing that under Delaware law, shareholders could under certain circumstances be held personally liable for its obligations)]. The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Acquiring Fund Shares, nor is there outstanding any security convertible into any Acquiring Fund Shares.

            (m) The Acquiring Fund Shares to be issued and delivered to the Acquired Fund for the account of Acquired Fund Shareholders, pursuant to the terms of this Agreement, on the Closing Date will have been duly authorized Acquiring Fund Shares, and will be fully paid and non-assessable by the Trust.

            (n) The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action, if any, on the part of the Trust's Board, on behalf of the Acquiring Fund, and assuming the due authorization, execution and delivery of this Agreement by the Trust, on behalf of the Acquired Fund, this Agreement constitutes the valid and legally binding obligation of the Acquiring Fund enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and to general principles of equity and the discretion of the court (regardless of whether the enforceability is considered in a proceeding in equity or at law).

            (o) The Registration Statement (only insofar as it relates to the Acquiring Fund and is based on information furnished by the Acquiring Fund) will, on the effective date of the Registration Statement, (i) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading, provided, however, that the representations and warranties in this subparagraph
(o) shall not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information that was furnished by the Acquired Fund for use therein, and (ii) comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder.

      5.    Covenants of the Acquiring Fund and the Acquired Fund.

      5.1 The Acquiring Fund and the Acquired Fund each will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include payment of customary dividends and other distributions.

      5.2 The Trust will call a meeting of the Acquired Fund's shareholders to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein.

      5.3 Subject to the provisions of this Agreement, the Acquired Fund and the Acquiring Fund will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

      5.4 As promptly as practicable, but in any case within sixty days after the Closing Date, the Trust shall furnish the Acquiring Fund, a statement of the current and accumulated earnings and profits of the Acquired Fund for federal income tax purposes and any capital loss carryovers and other items that will be carried over to the Acquiring Fund under the Code, in each instance indicating the period or periods to which such earnings and profits, carryovers and other items relate or in which they arose, as applicable, which statement will be certified by the Trust's President or its Vice President and Treasurer.

      5.5 The Trust, on behalf of the Acquired Fund, will provide the Acquiring Fund with information reasonably necessary for the preparation of a prospectus, which will include the

Proxy Statement all to be included in a Registration Statement on Form N-14 of the Acquiring Fund and any supplement or amendment thereto (the "Registration Statement"), in compliance with the 1933 Act, the 1934 Act, and the 1940 Act in connection with the meeting of the Acquired Fund's shareholders referred to in paragraph 5.2.

      5.6 The Acquiring Fund agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state Blue Sky or securities laws as it may deem appropriate in order to continue its operations after the Closing Date.

      5.7 The Trust, on behalf of the Acquired Fund, covenants that the Acquired Fund is not acquiring the Acquiring Fund Shares to be issued hereunder for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.

      5.8 The Trust, on behalf of the Acquired Fund, will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of Acquired Fund shares.

      5.9 As soon as is reasonably practicable after the Closing, the Acquired Fund will make a liquidating distribution to Acquired Fund Shareholders consisting of the Acquiring Fund Shares received at the Closing.

      5.10 The Trust, on behalf of the Acquired Fund, covenants that it will, from time to time, as and when reasonably requested by the Acquiring Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as the Acquiring Fund may reasonably deem necessary or desirable to vest in and confirm the Acquiring Fund's title to and possession of all the Assets and otherwise to carry out the intent and purpose of this Agreement.

      5.11 Each of the Acquired Fund and the Acquiring Fund and the Trust shall use its best efforts to cause the Reorganization to qualify, and will not (either before or after the Closing Date) knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could prevent the Reorganization from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

      6.    Conditions Precedent to Obligations of the Acquiring Fund.

      The obligations of the Acquiring Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Acquired Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

      6.1 All representations and warranties by the Trust, on behalf of the Acquired Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.

      6.2 The Trust shall have delivered to the Acquiring Fund on the Closing Date a statement of the Acquired Fund's assets and liabilities, together with a list of the Acquired Fund's portfolio securities showing the federal income tax basis of such securities by lot and the respective holding periods of each such lot of securities, as of the Closing Date, certified by the Trust's Treasurer.

      6.3 The Trust shall have delivered to the Acquiring Fund on the Closing Date a certificate executed in the Trust's name by its President or Vice President and its Treasurer, to the effect that the representations and warranties made in this Agreement by the Trust, on behalf of the Acquired Fund, are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Acquiring Fund shall reasonably request.

      6.4 The Acquired Fund and the Trust shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Acquired Fund or the Trust, as the case may be, on or before the Closing Date.

      6.5 The Trust, on behalf of the Acquiring Fund, shall have received on the Closing Date a favorable opinion of Kramer Levin Naftalis & Frankel LLP, counsel to the Trust, in a form satisfactory to the Acquiring Fund, covering the following points:

            That (a) the Trust is [a voluntary association with transferable shares of the type commonly referred to as] a Delaware statutory trust, duly organized and validly existing under the laws of the State of Delaware and has the power to own all of its properties and assets and to carry on its business as a registered investment company and the Acquired Fund is a duly established and designated series of the Trust; (b) this Agreement has been duly authorized, executed and delivered by the Trust, on behalf of the Acquired Fund, and, assuming due authorization, execution and delivery of this Agreement to the Acquiring Fund is a valid and legally binding obligation of the Trust, on behalf of the Acquired Fund, enforceable against the Trust, with respect to the Acquired Fund, in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditor's rights generally and court decisions with respect thereto, and to general principles of equity and the discretion of the court (regardless of whether the enforceability is considered in a proceeding in equity or at law); (c) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, conflict with the Trust's Charter or By-Laws or result in a material violation of any provision of any material agreement (known to such counsel) to which the Acquired Fund is a party or by which it or its property is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty, under any material agreement, judgment, or decree to which the Acquired Fund is a party or by which it or its property is bound; (d) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the State of Delaware is required for the consummation by the Trust, on behalf of the Acquired Fund, of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act, and such as may be required under state securities laws; (e) to the knowledge of such counsel, there is no legal, administrative or governmental proceeding, investigation, order, decree or judgment of any court or governmental body, only insofar as they relate to the Acquired Fund or its assets or properties, pending, threatened or otherwise existing on or before the effective date of the Registration Statement or the Closing Date that is required to be described in the Registration Statement or to be filed as an exhibit to the Registration Statement that is not described or filed as required or that materially and adversely affect the Acquired Fund's business; and (f) the Trust is registered as an investment company under the 1940 Act, and, to the knowledge of such counsel, its registration with the Commission as an investment company under the 1940 Act is in full force and effect.

Such counsel may rely as to matters governed by the laws of the State of Delaware on an opinion of Delaware counsel and/or certificates of officers or trustees of the Trust. Such opinion also shall include such other matters incident to the transaction contemplated hereby, as the Acquiring Fund may reasonably request.

      In rendering its opinion, counsel may rely as to factual matters, exclusively and without independent verification, on the representations and warranties made in this Agreement, which counsel may treat as representations and warranties made to it, and in separate letters addressed to counsel and the certificates delivered pursuant to this Agreement.

      6.6 The Acquiring Fund shall have received from PricewaterhouseCoopers, LLP a consent dated near the effective date of the Registration Statement in form and substance satisfactory to the Acquiring Fund, to the effect that they consent to the incorporation by reference of their report relating to the financial statements and financial highlights of the Acquired Fund in the Registration Statement.

      7.    Conditions Precedent to Obligations of the Acquired Fund.

      The obligations of the Acquired Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Acquiring Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

      7.1 All representations and warranties by the Trust, on behalf of the Acquiring Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.

      7.2 The Trust shall have delivered to the Acquired Fund on the Closing Date a certificate executed in the Trust's name by its President or Vice President and its Treasurer, in form and substance reasonably satisfactory to the Acquired Fund to the effect that the representations and warranties made in this Agreement by the Trust, on behalf of the Acquiring Fund, are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Acquired Fund shall reasonably request.

      7.3 The Acquiring Fund and the Trust shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Acquiring Fund or the Trust, as the case may be, on or before the Closing Date.

      7.4 The Trust, on behalf of the Acquired Fund, shall have received on the Closing Date a favorable opinion of Kramer Levin Naftalis & Frankel LLP, counsel to the Trust, in a form satisfactory to the Trust, covering the following points:

            That (a) the Trust is [a  voluntary  association  with  transferable shares of the type commonly referred to as] a Delaware statutory trust, duly organized and validly existing under the laws of the State of Delaware and has the power to own all of its properties and assets and to carry on its business as a registered investment company and the Acquiring Fund is a duly established and designated series of the Trust; (b) this Agreement has been duly authorized, executed and delivered by the Trust, on behalf of the Acquiring Fund, and, assuming due authorization, execution and delivery of this Agreement to the Acquired Fund, is a valid and legally binding obligation of the Trust on behalf of the Acquiring Fund, enforceable against the Trust, with respect to the Acquiring Fund, in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and to general principles of equity and the discretion of the court (regardless of whether the enforceability is considered in a proceeding in equity or at law); (c) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, conflict with the Trust's Charter or By-Laws or result in a material violation of any provision of any material agreement known to such counsel (without any independent inquiry or investigation) to which the Acquiring Fund is a party or by which it or its property is bound or, to the knowledge or such counsel (without any independent inquiry or investigation), result in the acceleration of any obligation or the imposition of any penalty, under any material agreement, judgment, or decree to which the Acquiring Fund is a party or by which it or its property is bound; (d) to the knowledge of such counsel (without any independent inquiry or investigation), no consent, approval, authorization or order of any court or governmental authority of the United States or the State of Delaware is required for the consummation by the Trust on behalf of the Acquiring Fund, of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act, and such as may be required under state securities laws; (e) to the knowledge of such counsel (without any independent inquiry or investigation), there is no legal, administrative or governmental proceeding, investigation, order, decree or judgment of any court or governmental body, only insofar as they relate to the Acquiring Fund, or its assets or properties, pending, threatened or otherwise existing on or before the effective date of the Registration Statement or the Closing Date, that is required to be described in the Registration Statement or to be filed as an exhibit to the Registration Statement that is not described or filed as required or that materially and adversely affect the Acquiring Fund's business; and (f) the Trust is registered as an investment company under the 1940 Act, and, to the knowledge of such counsel, its registration with the Commission as an investment company under the 1940 Act is in full force and effect.

Such counsel may rely as to matters governed by the laws of the State of Delaware on certificates of officers or trustees of the Trust. Such opinion also shall include such other matters incident to the transaction contemplated hereby, as the Acquired Fund may reasonably request.

      In rendering its opinion, counsel may rely as to factual matters, exclusively and without independent verification, on the representations and warranties made in this Agreement, which counsel may treat as representations and warranties made to it, and in separate letters addressed to counsel and the certificates delivered pursuant to this Agreement.

      8. Further Conditions Precedent to Obligations of the Acquired Fund and the Acquiring Fund.

      If any of the conditions set forth below does not exist on or before the Closing Date with respect to the Acquired Fund or the Acquiring Fund, the Trust shall, at its option, not be required to consummate the transactions contemplated by this Agreement.

      8.1 This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of the Acquired Fund in accordance with the provisions of the Trust's Charter and By-Laws, applicable Delaware law and the 1940 Act, and certified copies of the resolutions evidencing such approval shall have been delivered to the Acquiring Fund. Notwithstanding anything in this Agreement to the contrary, neither the Acquired Fund nor the Acquiring Fund may waive the conditions set forth in this paragraph 8.1.

      8.2 On the Closing Date, no action, suit or other proceeding shall be pending or, to either party's knowledge, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

      8.3 All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state Blue Sky and securities authorities) deemed necessary by the Acquired Fund or the Acquiring Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquired Fund or the Acquiring Fund.

      8.4 The Acquired Fund and the Acquiring Fund shall have agreed on the number of full and fractional Class A, Class C and Class R Acquiring Fund Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 2.3.

      8.5 The Registration Statement shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

      8.6 The Acquired Fund shall have declared and paid a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing to Acquired Fund shareholders all of the Acquired Fund's investment company taxable income (as defined in Code Section 852) (computed without regard to any deduction for dividends paid) for all taxable years or periods ending on or prior to the Closing Date; the excess of its interest income excludable from gross income under Section 103(a) of the Code over its disallowed deductions under Sections 265 and 171(a)(2) of the Code, for all such taxable years or periods; and all of its net capital gain (as defined in Section 1222(11) of the Code) realized in all such taxable years or periods (after reduction for any capital loss carryforwards).

      8.7 The Trust shall have received an opinion of Kramer Levin Naftalis & Frankel LLP addressed to the Trust, on behalf of each of the Acquired Fund and the Acquiring Fund substantially to the effect that, based on certain facts, qualifications, assumptions and representations, and conditioned on consummation of the Reorganization in accordance with this Agreement, for federal income tax purposes: (a) the transfer of all of the Assets to the Acquiring Fund in exchange solely for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities, followed by the distribution by the Acquired Fund of the Acquiring Fund Shares to the Acquired Fund Shareholders in complete liquidation of the Acquired Fund, will qualify as a "reorganization" as defined in Section 368(a)(1)(C) of the Code, and each of the Acquired Fund and the Acquiring Fund will be "a party to a reorganization" within the meaning of
Section 368(b) of the Code; (b) no gain or loss will be recognized by the Acquiring Fund upon the receipt of the Assets in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of the liabilities pursuant to the Reorganization; (c) no gain or loss will be recognized by the Acquired Fund upon the transfer of the Assets to the Acquiring Fund in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities or upon the distribution (whether actual or constructive) of Acquiring Fund Shares to Acquired Fund Shareholders in exchange for their shares of the Acquired Fund in liquidation of the Acquired Fund pursuant to the Reorganization; (d) no gain or loss will be recognized by Acquired Fund Shareholders upon the exchange of their Acquired Fund shares for the Acquiring Fund Shares pursuant to the Reorganization; (e) the aggregate tax basis for the Acquiring Fund Shares received by each Acquired Fund Shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Acquired Fund shares held by such Acquired Fund Shareholder immediately prior to the Reorganization, and the holding period of the Acquiring Fund Shares received by each Acquired Fund Shareholder pursuant to the Reorganization will include the period during which the Acquired Fund shares exchanged therefor were held by such Acquired Fund Shareholder (provided the Acquired Fund shares were held as capital assets on the date of the exchange); and (f) the tax basis of each Asset acquired by the Acquiring Fund pursuant to the Reorganization will be the same as the tax basis of that Asset to the Acquired Fund immediately prior to the Reorganization, and the holding period of each Asset in the hands of the Acquiring Fund will include the period during which such Asset was held by the Acquired Fund. In rendering its opinion, Kramer Levin Naftalis & Frankel LLP may rely upon such certificates as it shall request of the Trust and Victory. Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Acquired Fund may waive the condition set forth in this paragraph 8.7.

      In rendering its opinion, counsel may rely as to factual matters, exclusively and without independent verification, on the representations and warranties made in this Agreement, which counsel may treat as representations and warranties made to it, and in separate letters addressed to counsel and the certificates delivered pursuant to this Agreement.

      9.    Entire Agreement; Survival of Warranties.

      9.1 The Trust represents and warrants that it has not made any representation, warranty or covenant not set forth herein and this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

      9.2 The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.

      10.   Termination of Agreement.

      This Agreement may be terminated and the transactions contemplated hereby may be abandoned by mutual agreement of the parties, or by either party (i) if the Closing shall not have occurred on or before January 14, 2005, unless such date is extended by mutual agreement of the parties, or (ii) if the other party shall have materially breached its obligations under this Agreement or made a material and intentional misrepresentation herein or in connection herewith. In the event of any such termination, this Agreement shall become void and there shall be no liability hereunder on the part of any party or their respective Trustees or officers, except for any such material breach or intentional misrepresentation, as to each of which all remedies at law or in equity of the party adversely affected shall survive.

      11.   Amendments.

      This Agreement may be amended, modified and supplemented in such manner as may be deemed necessary or advisable by the authorized officers of the Trust; provided, however, that following the meeting of shareholders of the Acquired Fund referred to in paragraph 5.2. no such amendment may have the effect of changing the provisions for determining the number of the Acquiring Fund Shares to be issued to the Acquired Fund Shareholders under this Agreement to the detriment of such shareholders without their further approval.

      12.   Expenses.

      12.1 The Trust represents and warrants that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

      12.2 The Trust acknowledges that all expenses incurred in connection with the Reorganization will be borne by the Acquired Fund.

      13. Headings; Counterparts; Governing Law; Assignment; Limitation of Liability.

      13.1 The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      13.2 This Agreement may be executed in counterparts, each of which, when executed and delivered, shall be deemed to be an original.

      13.3 This Agreement shall be governed and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws; provided, however, that the due authorization, execution and delivery of this Agreement by the Trust shall be governed and construed in accordance with the internal laws of the State of Delaware without giving effect to principles of conflict of laws.

      13.4 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

      13.5 It is expressly agreed that the obligations of the parties hereunder shall not be binding upon any of the Board members, shareholders, nominees, officers, agents, or employees of the Trust personally, but shall bind only the property of the Acquired Fund or the Acquiring Fund, as the case may be, as provided in the Trust's Charter; a copy of each such Charter is on file at the Trust's principal office. The execution and delivery of this Agreement by such officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Acquired Fund or the Acquiring Fund, as the case may be.

      IN WITNESS WHEREOF, each party has caused this Agreement and Plan of Reorganization to be executed and attested on its behalf by its duly authorized representatives as of the date first above written.


                                        THE VICTORY PORTFOLIOS
                                             on behalf of the Growth Fund


                                        By:-----------------------------------
                                              Kathleen A. Dennis
                                              President

ATTEST: -----------------------------
             Secretary
                                        THE VICTORY PORTFOLIOS
                                             on behalf of the Diversified
                                             Stock Fund

                                        By: ----------------------------------
                                              Kathleen A. Dennis
                                              President

ATTEST: -----------------------------
             Secretary



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